As filed with the Securities and Exchange Commission on September 24, 2024

Registration No. 333-[_]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T Stamp Inc.

(Exact name of registrant as specified in its charter)

Delaware	813777260
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

3017 Bolling Way NE, Floor 2,

Atlanta, Georgia, 30305, USA

(404) 806-9906

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gareth Genner

c/o T Stamp Inc.

3017 Bolling Way NE, Floor 2,

Atlanta, Georgia, 30305, USA

(404) 806-9906

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

CrowdCheck Law LLP

700 12th Street NW, Suite 700

Washington, DC 20005

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and offers to buy these securities are not being solicited in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2024

PRELIMINARY PROSPECTUS

T Stamp Inc.

Up to 12,411,858 Shares of Class A Common Stock Issuable Upon The Exercise of Warrants

This prospectus relates to the resale from time to time of up to an aggregate of 12,411,858 shares of our Class A Common Stock, par value $0.01 per share (the “Warrant Shares”), comprised of (i) 2,865,798 shares issuable upon the exercise of certain common stock purchase warrants (the “Private Placement Warrants”); and (ii) 9,546,060 shares issuable upon the exercise of certain common stock purchase warrants (the “New Warrants”), each of which were sold to a certain investor (the “Selling Stockholder”) in a private placement offering consummated on September 3, 2024. We refer to the Private Placement Warrants and New Warrants herein collectively as the “Warrants”). We are registering these Warrant Shares as required by the Securities Purchase Agreement (the “SPA”) (with respect to the shares issuable upon exercise of the Private Placement Warrants) and Warrant Exercise Agreement (the “WEA”) (with respect to the shares issuable upon the exercise of the New Warrants), each of which we entered into with the Selling Stockholder on September 3, 2024. The Selling Stockholder may offer and sell the Warrant Shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.

As provided by Rule 416 of the Securities Act of 1933, as amended, this prospectus also covers any additional shares of Class A Common Stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Warrants issued to the Selling Stockholder by reason of stock splits, stock dividends, and other events described therein.

The Selling Stockholder may sell all or a portion of Warrant Shares through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholder, the purchasers of the Warrant Shares, or both. See “Plan of Distribution” for a more complete description of the ways in which the Warrant Shares may be sold. We will not receive any of the proceeds from the sale of any of the 12,411,858 Warrant Shares by the Selling Stockholder. However, upon exercise of the Warrants for cash, the Selling Stockholder would pay us an exercise price of $0.3223 per Warrant Share, subject to any adjustment pursuant to the terms of the Warrants, or an aggregate of approximately $4,000,342 if the Warrants are exercised in full for cash. The Warrants are also exercisable on a cashless basis under certain circumstances, and if the Warrants are exercised on a cashless basis, we would not receive any cash payment from the Selling Stockholder upon any such exercise of the Warrants. We have agreed to bear the expenses (other than underwriting discounts, commissions, or agent’s commissions and legal expenses of the Selling Stockholder) in connection with the registration of the Warrant Shares being offered under this prospectus by the Selling Stockholder.

We will pay the expenses of registering the Warrant Shares, but all selling and other expenses incurred by the Selling Stockholder will be paid by the Selling Stockholder. See “Plan of Distribution” for further details.

This prospectus provides you with a general description of the securities that may be resold by the Selling Stockholder. In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the Selling Stockholder. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “IDAI.” On September 23, 2024, the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market was $0.2065 per share.

As of September 23, 2024, the aggregate market value of our outstanding Class A Common Stock held by non-affiliates was approximately $2.79 million based on 18,819,750 shares of Class A Common Stock held by non-affiliates on such date, and based on the last reported sale price of our Class A Common Stock on the Nasdaq Capital Market on such date of $0.2065 per share. As of the date of this prospectus, we have sold $460,229.80 worth of securities on September 3, 2024 pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period ending on, and including, the date of this prospectus.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2024.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the Class A Common Stock (or Warrant Shares) that may be resold by the Selling Stockholder, which is not meant to be a complete description of the Class A Common Stock.

To the extent required by applicable law, each time the Selling Stockholder sells securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to the “Company,” “T Stamp”, “Trust Stamp”, “we,” “us” and “our” refer to T Stamp Inc., a Delaware corporation, and its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Trust Stamp was incorporated under the laws of the State of Delaware on April 11, 2016 as “T Stamp Inc.” T Stamp Inc. and its subsidiaries develop and market identity authentication software for enterprise and government partners and peer-to-peer markets.

Trust Stamp develops proprietary artificial intelligence-powered identity and trust solutions at the intersection of biometrics, privacy, and cybersecurity. These solutions enable organizations to protect themselves and their users while empowering individuals to retain ownership of their identity data and prevent fraudulent activity using their identity.

Trust Stamp tackles industry challenges including data protection, regulatory compliance, and financial accessibility, with cutting edge technology including biometric science, cryptography, and machine learning. Our core technology irreversibly transforms identity information to create tokenized identifiers that enable accurate authentication without the storing or sharing sensitive data. By retaining the usefulness of biometric-derived data while minimizing the risk, we allow businesses to adopt biometrics and other anti-fraud initiatives while protecting personal information from hacks and leaks.

Trust Stamp’s key sub-markets are identity authentication for account opening, access and fraud detection, tokenized digital identities to facilitate financial and societal inclusion, and in-community case management software for alternatives to detention and other governmental uses.

As biometric solutions proliferate, so does the need to protect biometric data. Stored biometric images and templates represent a growing and unquantified financial, security and PR liability and are the subject of governmental, media and public scrutiny, since biometric data cannot be “changed” once they are hacked, as they are directly linked to the user’s physical features and/or behaviors. Privacy concerns around biometric technology have led to close attention from regulators, with multiple jurisdictions placing biometrics in a special or sensitive category of personal data and demanding much stronger safeguards around collection and safekeeping.

To address this unprecedented danger and increased cross-industry need to establish trust quickly and securely in virtual environments, Trust Stamp has developed its Irreversibly Transformed Identity Token, or IT2 TM, solutions. These solutions replace biometric templates with a cryptographic hash that can never be rebuilt into the original data and cannot be used to identify the subject outside the environment for which it is designed.

Trust Stamp’s data transformation and comparison technology is vendor and modality-agnostic, allowing organizations including other biometric services providers to benefit from our proprietary tokenization process’s increased protection, efficiency, and utility. With online and offline functionality, Trust Stamp technology is effective in even the most remote locations in the world.

Markets

Trust Stamp has evaluated the market potential for its services in part by reviewing the following reports, articles, and data sources, none of which were commissioned by the Company, and none of which are to be incorporated by reference:

Data Security and Fraud

•	In 2022, 4,145 publicly disclosed breaches exposed over 22 billion records according to the “2021 Year End Report: Data Breach QuickView” published by Flashpoint.

•	The cumulative merchant losses to online payment fraud between 2023 and 2027 will exceed $343 billion globally according to a 2022 report titled “Fighting Online Payment Fraud in 2022 & Beyond” published by Juniper Research.

Trust Stamp addresses this market with biometric identity verification and biometric authentication solutions. These solutions offer Trust Stamp’s proprietary irreversible identity token to perform biometric-based matching in a secure and tokenized domain, matching tokenized personally identifiable information while implementing liveness detection.

The Company recently announced the development of a biometric authentication process for wire transfers and other high value transactions, a product of particular and immediate relevance to financial institutions concerned about the potential of deep fake attacks on existing authentication systems. The Company currently has three new banking clients who have indicated willingness to participate in a trial of the product scheduled for Q3 of 2024.

Biometric authentication

•	By 2027, the value of biometrically authenticated remote mobile payments will reach $1.2 trillion globally, according to a 2022 report titled “Mobile Payment Biometrics” published by Juniper Research.

•	The global biometric system market size is valued at $41.1 billion per annum in 2023, with a forecast compound growth of 20.4% from 2023 to 2030 with a 2030 revenue forecast of $150.6 billion according to the 2023 report titled “Biometric Technology Market Size, Share & Trends Analysis Report By Component, By Offering, By Authentication Type, By Application, By End-use, By Region, And Segment Forecasts, 2023 — 2030” published by Grand View Research.

Trust Stamp addresses this market through its biometric authentication and liveness detection products. These products offer our IT2 token to perform biometric matching in a secure and tokenized domain. This permits biometric authentication without the risk of storing pictures and biometric templates.

In addition to identity authentication, the Company’s deep learning algorithms can be used to identify specific criteria from facial biometric captures and it has been developing and testing age-estimation software for the rapidly growing age verification market. The new age estimation software is expected to go live with a first commercial client in Q3 of 2024.

Financial and societal inclusion

•	As of 2021, 1.4 billion people were unbanked according to the “Global Findex Database 2021” published by The World Bank.

•	131 million small and medium-sized enterprises in emerging markets lack access to finance, limiting their ability to grow and thrive (UNSGSA Financial Inclusion Webpage, Accessed March 2023)

•	The global market for Microfinance is estimated at $157 Billion in the year 2020, and is projected to reach $342 billion by 2026 according to the 2022 report titled “Microfinance - Global Market Trajectory & Analytics” published by Global Industry Analysts, Inc.

Trust Stamp’s biometric authentication, liveness detection, and information tokenization enable individuals to verify and establish their identities using data derived from biometrics. While individuals in this market lack traditional means of identity verification, Trust Stamp provides a means to authenticate identity that preserves an individual’s privacy and control over that identity.

Alternatives to Detention (“ATD”)

•	The ATD market includes Federal, State, and Municipal agencies for both criminal justice and immigration purposes. Trust Stamp addresses the ATD market with applications built on Trust Stamp’s privacy-preserving solutions allowing individuals to comply with ATD requirements using ethical and humane technology methodologies. Trust Stamp has developed innovative patented technologies for use in the ATD market encompassing biometrics, geolocation, and tokenization as well as a proprietary, tamper-resistant, battery-free “Tap-In-Band” that can complement or replace biometric check-in requirements and provide a lower-cost and more humane alternative to traditional “ankle bracelet” technology.

Other Markets

The Company is developing products and working with partners and industry organizations in other sectors that offer significant market opportunities and has entered into go-to-market or licensing agreements, including global data location services, healthcare, IoT, automotive dealer services, and computer vision for UAV operations. We anticipate licensing our technology in numerous fields, typically through established partners who will integrate our technology into field-specific applications.

Principal Products and Services

Trust Stamp’s most important technology is the Irreversibly Transformed Identity Token, or IT2 TM, which is combined with a data architecture that can use one or multiple sources of biometric or other identifying data. Once a “hash translation” algorithm is created, like-modality hashes are comparable regardless of their origin. The IT2 protects against system and data redundancy, providing a lifelong “digital-DNA” that can store (or pivot to) any type of KYC or relationship data with fields individually hashed or (salted and) encrypted, facilitating selective data sharing. Products utilizing the IT2 are Trust Stamp’s primary products, accounting for the majority of its revenues during the six months ended June 30, 2024.

We adhere to the best practices outlined in the National Institute of Standards and Technology (“NIST”) and International Organization for Standardization (“ISO”) frameworks, and our policies and procedures in managing personally identifiable information (“PII”) comply with General Data Protection Regulation (“GDPR”) requirements wherever such requirements are applicable.

Key Customers

The Company’s initial business consisted of developing proprietary privacy-first identity solutions and implementing them through custom applications built and maintained for a few key customers. In 2022, the Company added to its product offerings a modular and highly scalable SaaS model with low-code or no implementation (“the Orchestration Layer”). Although the Company remains open to significant opportunities to deliver custom solutions, sales of Orchestration Layer products are the primary focus of the Company’s sales and development initiatives. This strategic pivot in the Company’s go-to-market approach negatively impacted revenue in 2023 but we believe it will substantially increase potential revenue.

Historically, the Company generated most of its income through long-term partnerships, comprising a relationship with an S&P 500 bank with services provided pursuant to a Master Software Agreement entered into in 2017, together with a relationship with Mastercard International (“Mastercard”) with services provided under the terms of a five-year technology services agreement entered into in March 2019 and extended in March 2024 to April 2027 (the "TSA”). Both of those relationships remain strong, and the Company anticipates future revenue growth from the two relationships.

Under the TSA, IT2 TM technology is being implemented by Mastercard for Humanitarian & Development purposes as a core element of its Community Pass and Inclusive Identity offerings. Use cases include financial services for individuals and businesses and empowering people and communities to meet basic needs, such as nutritious food, clean water, housing, education, and healthcare. The Company is paid to develop and host software solutions utilizing the IT2 and to support Mastercard’s implementations. In addition, the Company is paid on a “per user per year” basis for all transactions utilizing its technology. In December of 2022, the Company entered into a modification of the agreed pricing schedule with Mastercard to move from a per-use to a per-user-year model to broaden the range of potential use cases. The TSA may be terminated by either party in the event of a material breach by the other party that remains uncured within thirty days after notice is received of such a breach. Either party may terminate the TSA if the other party becomes, including, but not limited to, insolvent, subject to bankruptcy, dissolved or liquidated. Unless the TSA is terminated, the TSA will automatically renew for additional one year-periods in perpetuity unless either party provides ninety days’ written notice of intent not to renew. To date, the Company has received guaranteed minimum annual payments on account of usage. According to the October 2023 interview of Mastercard Executive Vice President and Founder of the Community Pass from the article titled “Mastercard’s Community Pass founder says digital ID platform improving lives, digital inclusion” published by Biometric Update, Mastercard’s Community Pass program currently serves approximately 3.5 million users and is targeting 30 million users by 2027. Based upon information provided to us by Mastercard we anticipate user-based revenue starting in 2024 and growing year-on-year thereafter.

In 2022, the Company expanded its key customer base to include a relationship with Fidelity Information Services, LLC (“FIS”) which focused on implementing our Orchestration Layer and underlying technologies in FIS’ Global KYC product offering.

The Orchestration Layer is a low-code platform that is designed to be a one-stop shop for Trust Stamp services and provides easy integration to our products, which are chargeable on a per-user basis. The Orchestration Layer utilizes the Company’s next-generation identity package, offering rapid deployment across devices and platforms, with custom workflows that seamlessly orchestrate trust across the identity lifecycle for a consistent user experience in processes for onboarding and KYC/AML, multi-factor authentication, account recovery, fraud prevention, compliance, and more. The Orchestration Layer facilitates no-code and low-code implementations of the Company’s technology making adoption and updating faster and more cost-effective for a broader range of potential customers.

In the third quarter of 2022, the Company acquired its first 2 new customers on the Orchestration Layer through its partnership with FIS, and in the fourth quarter of 2022, 4 additional FIS customers onboarded. As of June 30, 2024, a total of 54 financial institutions with over $345 billion in assets have been onboarded via FIS, bringing the total number of (FIS and non-FIS) customers either fully implemented or are currently implementing the Orchestration Layer to 62. The first (non-FIS) client onboarded to the Orchestration Layer in the third quarter of 2022 has generated $343 thousand of revenue for the Company to date including $110 thousand during the six months ended June 30, 2024. Although each institution onboarded via FIS pays a small onboarding fee, given the typical time a financial institution takes to test, implement, and roll out any new technology, the Company does not anticipate significant revenue from the new FIS customers until late 2024.

Reinforced by the product-market fit indicated by the FIS rollout, the Company is building an internal direct sales force to offer the Orchestration Layer to non-FIS institutions. This expansion into direct sales is a work-in-progress and the Company is dynamically adapting its approach based on progress towards acceptable success metrics.

In Management's opinion, while the unanticipated loss of any one of our current customers, including our channel partnership with FIS, could adversely affect the Company’s financial position, it would not prevent us from continuing our operations.

Recent Developments

Securities Purchase Agreement

On September 3, 2024, T Stamp Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “SPA”) with the Selling Stockholder, pursuant to which the Company agreed to issue and sell to the investor (i) in a registered direct offering Pre-Funded Warrants (the "Pre-Funded Warrants") to purchase 1,432,399 shares of the Company's Class A Common Stock and (ii) in a concurrent private placement, common stock purchase warrants (the “Private Placement Warrants”), exercisable for an aggregate of up to 2,865,798 shares of Class A Common Stock, at an exercise price of $0.3223 per share of Class A Common Stock. The offering price per Pre-Funded Warrant is $0.3213.

The securities to be issued in the registered direct offering were offered pursuant to the Company’s shelf registration statement on Form S-3 (File 333-271091) (the “Shelf Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on April 3, 2023 and declared effective on April 12, 2023. The Pre-Funded Warrants are exercisable upon issuance and will remain exercisable until all of the Pre-Funded Warrants are exercised in full.

The Private Placement Warrants (and the shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants) were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Pursuant to the SPA, the Company agreed to hold an annual or special meeting of its stockholders within sixty (60) days following the closing date of the SPA for the purpose of obtaining shareholder approval of the SPA and transactions contemplated thereunder (including, but not limited to, the issuance of the Pre-Funded Warrants, Private Placement Warrants, and shares issuable upon the exercise of the Pre-Funded Warrants and Private Placement Warrants) as may be required by the applicable rules and regulations of the Nasdaq Stock Market (“Shareholder Approval”). If the Company does not obtain Shareholder Approval at the first meeting, the Company must call a meeting every ninety (90) days thereafter to seek Shareholder Approval until the earlier of the date on which Shareholder Approval is obtained or the warrants are no longer outstanding.

The Private Placement Warrants are immediately exercisable upon the date Shareholder Approval is received, and will expire five years thereafter, and in certain circumstances may be exercised on a cashless basis. If we fail for any reason to deliver shares of Class A Common Stock upon the valid exercise of the Private Placement Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the Private Placement Warrants, we are required to pay the applicable holder, in cash, as liquidated damages as set forth in the Private Placement Warrants. The Pre-Funded Warrants and Private Placement Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the Pre-Funded Warrants and Private Placement Warrants.

On September 3, 2024, the Company closed the registered direct offering and the private placement offering (collectively, the “Offering”), raising gross proceeds of approximately $2.0 million before deducting placement agent fees and other offering expenses payable by the Company. In the event that all Private Placement Warrants are exercised for cash, the Company will receive additional gross proceeds of approximately $3.076 million. The Company’s primary use of the net proceeds was to fund the termination of its transaction documents with HCM Management Foundation (“HCM”) pursuant to that certain Termination and Release Agreement between the Company and HCM also dated September 3, 2024 (filed herewith as Exhibit 10.21) under which the transaction entered into between the Company and HCM as described in the Form 8-K filed by the Company on April 4, 2024 was terminated. The balance of the proceeds is being used for working capital, capital expenditures and other general corporate purposes.

Pursuant to the terms of the SPA, the Company is required within 30 days of September 3, 2024 to file a registration statement on Form S-1 or other appropriate form if the Company is not then S-1 eligible registering the resale of the shares of Class A Common Stock issued and issuable upon the exercise of the Private Placement Warrants. The Company is required to use commercially reasonable efforts to cause such registration to become effective within 91 days of the closing date of the Offering, and to keep the registration statement effective at all times until no investor owns any Private Placement Warrants or shares issuable upon exercise thereof.

Pursuant to the terms of the SPA, from September 3, 2024 until 45 days thereafter, subject to certain exceptions, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or file any registration statement or any amendment or supplement thereto, other than a prospectus supplement for the Shelf Registration Statement. In addition, from September 3, 2024 until 45 days thereafter, we are prohibited from effecting or entering into an agreement to effect any issuance of common stock or common stock equivalents involving a variable rate transaction (as defined in the SPA).

Placement Agency Agreement

Also in connection with the Offering, on September 3, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares, Pre-Funded Warrants, and Private Placement Warrants. The Company will pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds generated from such sales and will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $45,000.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

In addition, pursuant to certain “lock-up” agreements (each, a “Lock-Up Agreement”) that were required to be entered into as a condition to the closing of the SPA, our officers and directors have agreed, for a period of 60 days from September 3, 2024, not to engage in any of the following, whether directly or indirectly, without the consent of the purchaser under the SPA: offer to sell, sell, contract to sell pledge, grant, lend, or otherwise transfer or dispose of our common stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock (the “Lock-Up Securities”); enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities; enter into any transaction, swap, hedge, or other arrangement relating to any Lock-Up Securities subject to customary exceptions; or publicly disclose the intention to do any of the foregoing.

The foregoing does not purport to be a complete description of each of the Pre-Funded Warrants, the Private Placement Warrants, the SPA, and Lock-Up Agreement and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 4.11, 4.12, and 10.19, and 10.22, respectively, to this registration statement on Form S-3 and are incorporated herein by reference.

Warrant Exercise Agreement

On September 3, 2024, the Company entered into a warrant exercise agreement (the “WEA”) with the Selling Stockholder, pursuant to which the Selling Stockholder agreed to exercise (the “Exercise”) (i) all of the warrants issued to the Selling Stockholder on June 5, 2023, as subsequently amended on December 20, 2023, which are exercisable for 1,173,030 shares of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) with a current exercise price of $1.34 per share (the “June 2023 Warrants”) and (ii) all of the warrants issued to the Selling Stockholder on December 20, 2023, which are exercisable for 3,600,000 shares of Class A Common Stock, with a current exercise price of $1.34 per share (the “December 2023 Warrants” and collectively with the June 2023, the “Existing Warrants”). In consideration for the immediate exercise of 4,773,000 of the Existing Warrants for cash, the Company agreed to reduce the exercise price of all of the Existing Warrants, including any unexercised portion thereof, to $0.3223 per share, which was equal to the most recent closing price of the Company’s Class A Common Stock on The Nasdaq Stock Market prior to the execution of the WEA. In addition, in consideration for such Exercise, the Selling Stockholder received new unregistered warrants to purchase up to an aggregate of 9,546,060 shares of Class A Common Stock, equal to 200% of the shares of Class A Common Stock issued in connection with the Exercise, with an exercise price of $0.3223 per share (the “New Warrants”) in a private placement pursuant to Section 4(a)(2) of the Securities Act

The New Warrants will have substantially the same terms as the June 2023 Warrants (which were described in the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2023), except that the New Warrants will not become exercisable until such time as the Company has received stockholder approval with respect to the issuance of shares of Class A Common Stock underlying the New Warrants and will remain exercisable for five (5) years from the stockholder approval. The Company agreed to hold a stockholder meeting for this purpose no later than the 90th calendar date following the entry into the WEA. The Company agreed to file a resale registration statement on Form S-3 within 30 days of September 3, 2024 with respect to the New Warrants and the shares of Class A Common Stock issuable upon exercise of the New Warrants. The Existing Warrants and the New Warrants each include a beneficial ownership limitation that prevents the Selling Stockholder from owning more than 9.99%, with respect to the Existing Warrants, and 4.99%, with respect to the New Warrants, of the Company’s outstanding Class A Common Stock at any time.

Additionally, pursuant to the WEA, from September 3, 2024 until the 60th day thereafter, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company of any common stock of the Company or any common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of the Company’s common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of the Company’s common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Company’s common stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. The Selling Stockholder will be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

The gross proceeds to the Company from the Exercise was approximately $1.538 million, prior to deducting warrant inducement agent fees and estimated offering expenses. These funds supplement the funds received as discussed above under “Securities Purchase Agreement”, in which the Company’s primary use of the net proceeds was to fund the termination of its transaction documents with HCM Management Foundation with the balance being used for working capital, capital expenditures and other general corporate purposes.

Maxim Group LLC (“Maxim”) acted as the exclusive warrant inducement agent and financial advisor to the Company for the Exercise. The Company agreed to pay Maxim an aggregate cash fee equal to 6.0% of the gross proceeds received by the Company from the Exercise.

The resales of the shares of Class A Common Stock underlying the Existing Warrants have been registered pursuant to a registration statement on Form S-1 (File No. 333-274160) with respect to the June 2023 Warrants, and pursuant to a registration statement on Form S-3 (File No. 333-277151) with respect to the December 2023 Warrants (collectively, the “Registration Statements”). The Registration Statements are currently effective for the resale of the shares of Class A Common Stock issuable upon the exercise of the Existing Warrants.

The foregoing descriptions of the WEA and the New Warrants and are not complete and are qualified in their entirety by reference to the full text of the form of WEA and the form of the New Warrants, copies of which are filed hereto as Exhibits 10.20 and 4.20, respectively, to this registration statement on Form S-3 of which this prospectus forms a part.

As of September 24, 2024, the Selling Stockholder has not exercised the Warrants. All 9,546,060 of the Warrants remain outstanding as of September 24, 2024.

Corporate Information

Trust Stamp was incorporated under the laws of the State of Delaware on April 11, 2016 as “T Stamp Inc.” Our principal executive offices are located at 3017 Bolling Way NE, Floor 2, Atlanta, GA 30305, and our telephone number is (404) 806-9906. Our website address is www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into this prospectus.

The Offering

Issuer	T Stamp Inc., a Delaware corporation

Securities Offered by the Selling Stockholder	Up to 12,411,858 shares of Class A Common Stock issuable upon exercise of the Warrants

Shares of Class A Common Stock Outstanding Prior to this Offering (as of September 24, 2024):	18,819,750 (1)

Shares of Class A Common Stock Outstanding Assuming Exercise of All Warrants:	31,231,608 (2)

Use of Proceeds	We will not receive any proceeds from the sale of our Class A Common Stock offered by the Selling Stockholder under this prospectus. However, in the case of Warrants being exercised by the Selling Stockholder for cash, the Selling Stockholder would pay us an exercise price of $0.3223 per share of Class A Common Stock, subject to any adjustment pursuant to the terms of the Warrants, or an aggregate of approximately $4,000,342 if the Warrants are exercised in full for cash. The Warrants are also exercisable on a cashless basis, and if the Warrants are exercised on a cashless basis, we would not receive any cash payment from the Selling Stockholder upon any such exercise of the Warrants.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus, and any other risk factors described in a prospectus supplement and in the documents incorporated herein and therein by reference, for a discussion of certain factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol	IDAI

(1)	The above discussion is based on 18,819,750 shares of Class A Common Stock outstanding as of September 24, 2024, but excludes up to 7,370,892 shares of Class A Common Stock acquirable within 60 days of September 24, 2024 from the conversion, vesting, and/or exercise of outstanding restricted stock units, stock options, warrants, and stock grants.

(2)	Assumes the issuance of 12,411,858 shares of Class A Common Stock underlying the Warrants upon full exercise by the Selling Stockholder.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to our outlook or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies, expectations or business prospects, or the impact of legal, regulatory or supervisory matters on our business, results of operations, or financial condition. Specifically, forward-looking statements may include statements relating to our future business prospects, revenue, income, and financial condition.

Forward-looking statements can be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions. Forward-looking statements reflect our judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Important factors could cause actual results to differ materially from our expectations include, but are not limited to:

•	adverse economic conditions;

•	general decreases in demand for our products and services;

•	changes in timing of introducing new products into the market;

•	intense competition (including entry of new competitors), including among competitors with substantially greater resources than us;

•	inadequate capital;

•	unexpected costs;

•	revenues and net income lower than anticipated;

•	litigation;

•	becoming delisted from Nasdaq;

•	the possible fluctuation and volatility of operating results and financial conditions;

•	the impact of legal, regulatory, or supervisory matters on our business, results of operations, or financial condition;

•	inability to carry out our marketing and sales plans; and

•	the loss of key employees and executives.

Forward-looking statements are based on assumptions we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You are cautioned that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We discuss in greater detail many of these risks in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, in our most recent annual report on Form 10-K, as well as any amendments thereto, and in our subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Warrant Shares covered by this prospectus and any accompanying prospectus supplement. All proceeds from the sale of the Warrant Shares will be for the account of the Selling Stockholder. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants for general corporate purposes, which includes working capital, business and product development, potential acquisitions, retirement of debt and other business opportunities. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of our offerings.

We will bear all other costs, fees and expenses incurred in effecting the registration of the offering and sale of the Warrant Shares covered by this prospectus and any accompanying prospectus supplement, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants, in accordance with the terms of the SPA and WEA. The Selling Stockholder will pay any discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by the Selling Stockholder in disposing of the Warrant Shares covered by this prospectus.

THE SELLING STOCKHOLDER

The shares of Class A Common Stock (or Warrant Shares) being offered by the Selling Stockholder are those issuable to the Selling Stockholder upon exercise of the Warrants. For additional information regarding the issuance of the Warrants, see “Recent Developments” further above in this prospectus. We are registering the shares of Class A Common Stock issuable upon exercise of the Warrants in order to permit the Selling Stockholder to offer the shares for resale from time to time.

In September 2022, April 2023, June 2023, and September 2024, the Selling Stockholder and the Company engaged in transactions whereby, pursuant to the terms of Securities Purchase Agreements dated September 11, 2022, April 14, 2023, June 5, 2023, and September 3, 2024, respectively, the Company sold the Selling Stockholder a number of shares of Class A Common Stock and warrants to purchase shares of Class A Common Stock in various private placement transactions, and subsequently filed registration statements on Form S-1 that were declared effective in January 2023 (File No. 333-267668), August 2023 (File No. 333-272343), and September 2023 (File No. 333-274160), respectively, to register for resale by the Selling Stockholder those shares, as well as the shares issuable upon the exercise of the warrants sold to this investor in those transactions (with the exception of the September 2024 transactions, whereby the Company sold the Selling Stockholder pre-funded warrants in a registered direct pursuant to the Company’s shelf registration statement on Form S-3 (File 333-271091) declared effective on April 12, 2023.

Additionally, in December 2023, the Selling Stockholder the Company entered into a warrant exercise agreement, whereby the Selling Stockholder agreed to exercise certain warrants previously issued to the Selling Stockholder in exchange for the Company (i) reducing the exercise price of all those warrants; and (ii) issuing the Selling Stockholder new unregistered warrants to purchase up to an aggregate of 3,600,000 shares of Class A Common Stock, with an exercise price of $1.34 per share in a private placement pursuant to Section 4(a)(2) of the Securities Act. The Company subsequently filed resale registration statement on Form S-3 with respect to the 3,600,000 shares of Class A Common Stock issuable upon exercise of those warrants, which was declared effective on April 23, 2024 (File No. 333-277151).

Apart from these previous transactions, and the transactions described in this prospectus relating to the SPA and WEA, the Selling Stockholder has not had any material relationship with the Company within the past three years.

The table below lists beneficial ownership information of the Selling Stockholder as of the date of this prospectus, as well as the expected beneficial ownership of the Selling Stockholder after the conclusion of this offering.

In accordance with the terms of the SPA and WEA with the Selling Stockholder, this prospectus generally covers the resale of the maximum number of shares of Class A Common Stock issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the SPA and WEA, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Private Placement Warrants, the Selling Stockholder may not exercise the Private Placement Warrants to the extent such exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Class A Common Stock which would exceed 4.99% (or, at the option of the Selling Stockholder upon 61 days’ notice to the Company subject to the terms of the Private Placement Warrants, up to 9.99%), as applicable of our then outstanding Class A Common Stock following such exercise, excluding for purposes of such determination shares of Class A Common Stock issuable upon exercise of such Warrants which have not been exercised. The New Warrants are subject to a 9.99% beneficial ownership limitation, which prohibits the Selling Stockholder from exercising any portion of the New Warrants if, following such exercise, the Selling Stockholder’s ownership of our Class A Common Stock would exceed 9.99%. The number of shares in the table do not reflect this limitation. The Selling Stockholder may sell all, some or none of the Warrant Shares in this offering. See “Plan of Distribution.”

	Number of shares of		Maximum Number of shares	Number of shares of
Name of Selling	Class A Common Stock Owned		of Class A Common Stock to be Sold	Class A Common Stock
Stockholder	Prior to Offering		Pursuant to this prospectus	Owned After Offering
Armistice Capital, LLC	15,304,888	(1)	12,411,858(2)	2,893,030(3)

(1)	Consists of (i) 2,893,030 shares of Class A Common Stock underlying certain other warrants held by Armistice Capital Master Fund Ltd.; and (ii) 12,411,858 shares of Class A Common Stock underlying the Warrants.

(2)	The securities to be sold pursuant to this prospectus include 12,411,858 shares of Class A Common Stock that may be exercised pursuant to the Warrants, all of which are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (the “Selling Stockholder”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of the Selling Stockholder. The Private Placement Warrants are subject to a 4.99% beneficial ownership limitation, which prohibits the Selling Stockholder from exercising any portion of the Private Placement Warrants if, following such exercise, the Selling Stockholder’s ownership of our Class A Common Stock would exceed the applicable ownership limitation. This beneficial ownership limitation may be increased up to 9.99% at the option of the Selling Stockholder upon 61 days’ notice to the Company subject to the terms of the Private Placement Warrants. The New Warrants are subject to a 9.99% beneficial ownership limitation, which prohibits the Selling Stockholder from exercising any portion of the New Warrants if, following such exercise, the Selling Stockholder’s ownership of our Class A Common Stock would exceed 9.99%. The address of the Selling Stockholder is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Assumes the sale of all shares offered by the Selling Stockholder pursuant to this prospectus.

SECURITIES BEING REGISTERED AND DESCRIPTION OF CAPITAL STOCK

We are registering for resale by the Selling Stockholder from time to time of up to an aggregate of 12,411,858 shares of Class A Common Stock issuable upon the exercise of the Warrants sold to the Selling Stockholder in a private placement offering consummated on September 3, 2024.

General

The authorized capital stock of the Company consists of Common Stock, par value $0.01 per share. The total number of authorized shares of Common Stock of Trust Stamp is 50,000,000, all of which are designated as Class A Common Stock.

The following summary description of our capital stock is based on the provisions of our Third Amended & Restated Certificate of Incorporation, our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This description is not complete and is subject to, and qualified in its entirety by reference to our Third Amended & Restated Certificate of Incorporation (our “A&R Certificate of Incorporation”) and our amended and restated bylaws (our “Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the DGCL. You should read our A&R Certificate of Incorporation our Bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described below and for other provisions that may be important to you. For information on how to obtain copies of our A&R Certificate of Incorporation and our Bylaws, see “Where You Can Find Additional Information.”

Common Stock

Pursuant to the Company’s A&R Certificate of Incorporation, the Board of Directors of the Company has the right to designate shares of the Company’s Common Stock as either Class A or Class B Common Stock. As of the date of this prospectus, all shares of Common Stock of the Company have been designated as Class A Common Stock, and there is no issued (or designated) Class B Common Stock. The rights and preferences of each of the Class A and Class B classes of Common Stock are summarized below.

Class A Common Stock

Voting Rights

Holders of shares of Class A Common Stock are entitled to one vote for each on all matters submitted to a vote of the shareholders, including the election of directors.

Dividend Rights

Holders of each class of Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds as detailed in our A&R Certificate of Incorporation. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Class A Common Stock are entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all debts and other liabilities of the Company.

Exchange Rights

A holder of shares of Class A Common Stock shares that is a bank, savings association, or a holding company (or an affiliate thereof) may at any time choose to exchange all or any portion of shares of Class A Common Stock it holds for shares of Class B Common Stock. In the event of such an election, each Class A share for which the holder makes such election shall be exchanged for a Class B share on a one-for-one basis without the payment of any additional consideration. In the event of such an election, the Company will take all necessary corporate actions to affect such exchange, the holder will surrender its certificate or certificates representing the shares of Class A Common Stock for which it made such election, and such Shares of Class A Common Stock shall be cancelled.

Transfer Rights

There are no restrictions on the transfer of shares of Class A Common Stock of the Company.

Class B Common Stock

The rights and preferences of the Company’s Class B Common Stock are identical to those of the Class A Common Stock of the Company, except for as described below.

Voting Rights

Holders of shares of Class B Common Stock have no voting rights with respect to such shares; provided that the holders of Class B Common Stock shall be entitled to vote (one vote for each Class B share held) to the same extent that the holders of Shares of Class A Common Stock would be entitled to vote on matters as to which non-voting equity interests are permitted to vote pursuant to 12 C.F.R. § 225.2(q)(2) (or a successor provision thereto).

Transfer Rights

In the event a holder of shares of Class B Common Stock transfers all or any portion of his or her shares of Class B Common Stock to a “Permitted Transferee” (as defined below), such Permitted Transferee will be entitled to elect to exchange all or any portion of such Shares of Class B Common Stock for Shares of Class A Common Stock on a one-for-one basis without the payment of any additional consideration. No fractional shares may be so exchanged. In the event of such an election, the Company will take all necessary corporate actions to effect such exchange, the holder will surrender its certificate or certificates representing the Shares of Class B Common Stock for which it made such election, and such Shares of Class B Common Stock shall be cancelled. A “Permitted Transferee” is a person or entity who acquires Shares of Class B Common Stock from a bank, savings association, or a holding company (or an affiliate thereof) in any of the following transfers:

(i)	A widespread public distribution;

(ii)	A private placement in which no one party acquires the right to purchase 2% or more of any class of voting securities of the Company

(iii)	An assignment to a single party (e.g. a broker or investment banker) for the purpose of conducting widespread public distribution on behalf of a bank, savings association, or a holding company (or an affiliate thereof) and its transferees (other than transferees that are Permitted Transferees); or

(iv)	To a party who would control more than 50% of the voting securities of the Company without giving effect to the Shares of Class B Common Stock transferred by a bank, savings association, or a holding company (or an affiliate thereof) and its transferees (other than transferees that are Permitted Transferees).

Warrants

The Company has various warrants outstanding that are exercisable for shares of its Class A Common Stock. See (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024; (ii) the Company’s Registration Statement on Form S-3 filed with the SEC on April 11, 2024; (iii) the Company’s Registration Statement on Form S-3/A filed with the SEC on April 15, 2024; (iv) the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on May 16, 2024; and (v) the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2024 filed with the SEC on August 13, 2024; (vi) the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024, and Form 8-K/A filed on September 13, 2024; and (vii) the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2024 for information on the outstanding warrants of the Company.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Our A&R Certificate of Incorporation and Bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of Common Stock, and our Board of Directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

Limits on Stockholder Action to Call a Special Meeting

Our Bylaws provide that special meetings of the stockholders may be called only by our Board of Directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Our A&R Certificate of Incorporation authorizes our Board of Directors to fill vacancies or newly created directorships.

If there is a vacancy on our Board of Directors, the majority of the directors then in office may elect a successor to fill any vacancies or newly created directorships. This may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect their own slate of directors or otherwise attempt to obtain control of our Company.

Classified Board of Directors

The A&R Certificate of Incorporation provides for a classified board of directors of the Company, with the board divided into three classes. Class I will hold office for a term expiring at the 2023 annual meeting of stockholders; Class II will hold office initially for a term expiring at the 2024 annual meeting of stockholders; and Class III will hold office initially for a term expiring at the 2025 annual meeting of stockholders. At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

The Class I directors were elected at the 2023 annual meeting for a term of office for a term expiring at the 2026 annual meeting.

PLAN OF DISTRIBUTION

The Selling Stockholder, which as used herein includes certain donees, pledgees, transferees, or other successors-in-interest selling Warrant Shares or interests in Warrant Shares received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Warrant Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholder may transfer the Warrant Shares in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A Common Stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our Class A Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Class A Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholder from the sale of the Warrant Shares offered by them will be the sale price of the Warrant Shares less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Warrant Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that it meets the criteria and conforms to the requirements of that rule.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Class A Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If any of the Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Class A Common Stock to be sold, the names of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer, or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Warrant Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Warrant Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act and the Exchange Act, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholder to keep the registration statement of which this prospectus constitutes a part effective at all times until no Selling Stockholder owns any Warrants or Warrant Shares.

Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “IDAI.”

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by CrowdCheck Law, LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of T Stamp Inc. and its subsidiaries as of December 31, 2023 and 2022 and for the fiscal years then ended, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their reports thereon, included in T Stamp Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The report of Marcum LLP includes an explanatory paragraph related to the substantial doubt about the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

We maintain a website at www.truststamp.ai. None of the information contained on, or that may be accessed through, our website is a prospectus or constitutes part of, or is otherwise incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC, other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, which includes Risk Factors applicable to our Company;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 16, 2024 and August 13, 2024, respectively;
•	our Current Reports on Form 8-K and/or 8-K/A, filed with the SEC on January 3, 2024, March 28, 2024, April 4, 2024, May 8, 2024, June 6, 2024, July 12, 2024, July 16, 2024, July 18, 2024, Two Filings, August 13, 2024. September 5, 2024, September 9, 2024, September 13, 2024, and September 13, 2024.
•	Description of our Class A Common Stock contained in our Registration Statement on Form S-1 filed with the SEC on August 23, 2023, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act will also be deemed to be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

T Stamp Inc.

3017 Bolling Way NE, Floor 2, Atlanta, Georgia, 30305

Attention: Corporate Secretary

(404) 806-9906

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$375.10
Accounting fees and expenses	10,000.00
Legal fees and expenses	20,000.00
Printing and miscellaneous fees and expenses	2,500.00
Total	$32,875.10

Item 15. Indemnification of Directors and Officers

Our A&R Certificate of Incorporation contains provisions limiting the liability of directors to the fullest extent permitted by Delaware law and provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our A&R Certificate of Incorporation and Bylaws also provide our Board of Directors with the discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, each employment agreement entered into between the Company and its officers and/or directors contains certain indemnification provisions, which require us to indemnify them in certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provision, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit No.	Exhibit Description
3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Form 8-K filed with the SEC on July 7, 2023).
3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the SEC on December 12, 2022)
4.1	Form of Warrant dated November 9, 2016 ($5,000 per share) (incorporated by reference to Exhibit 3.9 to the Company’s Form DOS filed with the SEC on December 30, 2019).
4.2	Form of Warrant dated November 9, 2016 ($1,000,000) (incorporated by reference to Exhibit 3.10 to the Company’s Form DOS filed with the SEC on December 30, 2019).
4.3	Form of Warrant dated September 30, 2016 (incorporated by reference to Exhibit 3.11 to the Company’s Form DOS filed with the SEC on December 30, 2019).
4.4	Form of Warrant dated December 16, 2016 (incorporated by reference to Exhibit 3.12 to the Company’s Form DOS filed with the SEC on December 30, 2019).
4.5	Warrant issued by the Company to Reach® Ventures 2017 LP (incorporated by reference to Exhibit 3.14 to the Company’s Form 1-A filed with the SEC on March 12. 2020).
4.6	Warrant issued by the Company to Second Century Ventures, LLC (incorporated by reference to Exhibit 3.15 to the Company’s Form 1-A filed with the SEC on March 12. 2020).
4.7	Form of Private Placement Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2023).
4.8	Form of Promissory Note due and payable on July 31, 2024 ($500,000) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2024)
4.9	Form of Promissory Note due and payable on August 31, 2024 ($500,000) (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2024)
4.10	Form of Promissory Note due and payable within three days of an effective resale registration statement ($1,000,000) (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2024)
4.11	Form of Pre-Funded Warrant dated September 3, 2024 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024)
4.12	Form of Private Placement Warrant Dated September 3, 2024 (incorporated by reference to Exhibit 4.2 to the Company’s Amended Current Report on Form 8-K/A filed with the SEC on September 13, 2024)
4.13	Form of New Warrant dated September 3, 2024 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024)
4.14	Form of Common Stock Purchase Warrant dated September 10, 2024 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2024)
5.1*	Opinion of CrowdCheck Law, LLP
10.1	Emergent Agreement dated June 11, 2020 (incorporated by reference to Exhibit 6.11 to the Company’s Form 1-SA for the six months ended June 30, 2020 filed with the SEC on September 28, 2020).
10.2	Executive Employment Agreements of Gareth Genner and Andrew Gowasack, effective as of December 8, 2020 (incorporated by reference to Exhibit 6.13 to the Company’s Form 1-K for the year ended December 31, 2020 filed with the SEC on April 30, 2021).
10.3	Malta Enterprise Letter dated July 8, 2020 sent to the Company (Repayable Advance of €800,000) (incorporated by reference to Exhibit 6.14 to the Company’s Form 1-A/A filed with the SEC on January 12, 2022).
10.4	Purchase Order executed September 23, 2021 issued by U.S. Immigration and Customs Enforcement to the Company (as Contractor) (incorporated by reference to Exhibit 6.15 to the Company’s Form 1-A/A filed with the SEC on January 12, 2022).
10.5	Letter of Appointment effective December 1, 2021 sent by the Company to Berta Pappenheim (as non-executive director appointee) (incorporated by reference to Exhibit 6.16 to the Company’s Form 1-A/A filed with the SEC on January 12, 2022).

10.6	Letter of Appointment effective December 1, 2021 sent by the Company to Kristin Stafford (as non-executive director appointee) (incorporated by reference to Exhibit 6.17 to the Company’s Form 1-A/A filed with the SEC on January 12, 2022).
10.7	Warrant Agency Agreement between the Company and Colonial Stock Transfer Company, Inc. dated August 20, 2021. (incorporated by reference to Exhibit 6.18 to the Company’s Form 1-A/A filed with the SEC on January 12, 2022).
10.8	Mutual Channel Agreement dated November 15, 2020 between the Company and Vital4Data, Inc. (incorporated by reference to Exhibit 6.19 to the Company’s Form 1-A/A filed with the SEC on January 12, 2022).
10.9	Warrant to Purchase Common Stock between the Company and Second Century Ventures, LLC dated April 22, 2020 (incorporated by reference to Exhibit 6.9 to the Company’s Form 1-A/A filed with the SEC on April 30, 2020).
10.10	Settlement Agreement dated July 1, 2019 between Emergent Technology Holdings, LP and the Company (incorporated by reference to Exhibit 6.1 to the Company’s Form 1-A filed with the SEC on March 12, 2020).
10.11	Amendment dated April 15, 2022 to Purchase Order executed September 23, 2021 issued by U.S. Immigration and Customs Enforcement to the Company (as Contractor) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2022).
10.12	Amendment dated July 15, 2022 to Purchase Order executed September 23, 2021 issued by U.S. Immigration and Customs Enforcement to the Company (as Contractor) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2022).
10.13	Executive Employment Agreement of Alex Valdes, effective as of December 8, 2020 (incorporated by reference to Exhibit 6.12 to the Company’s Form 1-K for the year ended December 31, 2020 filed with the SEC on April 30, 2021).
10.14	Executive Employment Agreement of Andrew Scott Francis, effective as of December 8, 2020 (incorporated by reference to Exhibit 6.13 to the Company’s offering statement on Form 1-A filed with the SEC on November 19, 2021).
10.15	Form of Securities Purchase Agreement by and between the Company and a certain institutional investor dated April 14, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2023).
10.16	Securities Purchase Agreement dated July 13, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2024)
10.17	Registration Rights Agreement dated July 13, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2024)
10.18	Voting Limitation Agreement Registration dated July 13, 2024 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2024)
10.19	Form of Securities Purchase Agreement by and between the Company and a certain institutional investor dated September 3, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024)
10.20	Form of Warrant Exercise Agreement, dated September 3, 2024, by and between the Company and the institutional investor (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024)
10.21	Form of Termination and Release Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024)
10.22	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2024)
10.23	Form of Securities Purchase Agreement by and between the Company and DQI dated September 10, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2024)
10.24	Form of Registration Rights Agreement by and between the Company and DQI dated September 10, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2024)
23.1*	Consent of Marcum LLP
23.2*	Opinion of CrowdCheck Law, LLP (included as Exhibit 5.1)
97.1	Trust Stamp Clawback Policy (incorporated by reference to Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024)
107*	Filing Fee Table

* Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 24, 2024.

T STAMP INC.

By:	/s/ Gareth Genner
Name:	Gareth Genner
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gareth Genner
Gareth Genner, Chief Executive Officer, Director
Date: September 24, 2024

/s/ Alex Valdes
Alex Valdes, Principal Financial Officer, Principal Accounting Officer
Date: September 24, 2024

/s/ Andrew Gowasack
Andrew Gowasack, President, Director
Date: September 24, 2024

/s/ Charles Potts
Charles Potts, Director
Date: September 24, 2024

/s/ William McClintock
William McClintock, Director
Date: September 24, 2024

/s/ Joshua Allen
Joshua Allen, Director
Date: September 24, 2024

/s/ Kristin Stafford
Kristin Stafford, Director
Date: September 24, 2024

/s/ Berta Pappenheim
Berta Pappenheim, Director
Date: September 24, 2024